SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e) (2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Pursuant to Rule 14a-12


                             Hawaiian Airlines, Inc.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11. N/A

                  (1) Title of each class of securities to which transaction applies: N/A
                  (2) Aggregate number of securities to which transaction applies: N/A
                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
                  (4)      Proposed maximum aggregate value of transaction: N/A
                  (5)      Total fee paid: N/A

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

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                                                                               2

On December 19, 2001, Hawaiian Airlines, Inc. (the "COMPANY") entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") among the Company, Aloha Airgroup, Inc. ("ALOHA"), TurnWorks Acquisition III, Inc. ("HOLDCO") and TurnWorks, Inc. ("TURNWORKS"), pursuant to which each of the Company and Aloha has agreed to become a subsidiary of Holdco (the "MERGER").

The Company will merge into a wholly-owned subsidiary of Holdco, which will be a Delaware limited liability company ("HAWAIIAN LLC"), with Hawaiian LLC as the surviving entity, and Aloha will merge into a wholly-owned subsidiary of Holdco, which will also be a Delaware limited liability company ("ALOHA LLC"), with Aloha LLC as the surviving entity. Under certain circumstances depending upon whether a certain tax ruling is obtained or a tax opinion may be given, the Merger Agreement provides for an alternative structure, pursuant to which the Company will merge into Holdco, with Holdco as the surviving entity, and Holdco will contribute all of the assets and liabilities that it receives in the Merger to a wholly-owned subsidiary of Holdco, which will be a Delaware corporation ("HAWAIIAN CORP"), and Aloha will merge into a wholly-owned subsidiary of Holdco, which will also be a Delaware corporation ("ALOHA CORP"), with Aloha Corp as the surviving entity. In each structure, Company stockholders will receive for each share of Company Common Stock, par value $.01 per share, one share of Common Stock of Holdco, par value $.0001 ("HOLDCO COMMON STOCK"), and $2.00 in principal amount of 8% Senior Notes due 2008 to be issued by Holdco (the "NOTES"). The Merger is expected to be tax-free to the Company stockholders, except with respect to the receipt of Notes or cash. Upon completion of the Merger, Holdco will change its name to "Aloha Holdings, Inc." After the Merger described above and the AIP Merger described below, Company stockholders will own approximately 52% of Holdco Common Stock and Aloha stockholders will own approximately 28% of Holdco Common Stock. The remaining 20% of Holdco Common Stock will be owned by TurnWorks, which is owned by Greg Brenneman, who will be Chairman and CEO of Holdco. In the Merger, as required by the Certificate of Incorporation of the Company, the holders of the outstanding shares of Special Preferred Stock of the Company, par value $.01 per share, will receive, for each such share, one share of Holdco Common Stock and $2.00 in principal amount of Notes.

A copy of the joint press release of the Company and Aloha issued on December 19, 2001 is attached hereto (the "PRESS RELEASE"). The Company and the following persons named below may be deemed to be "participants" in the solicitation of proxies from the stockholders of the Company in connection with the meeting of the stockholders of the Company to be held to consider the approval of the Merger Agreement.

The participants in this solicitation may include (i) the directors of the
Company: John W. Adams (Chairman), Paul J. Casey (Vice Chairman), Todd G. Cole, Robert G. Coo, Joseph P. Hoar, Reno F. Morella, Samson Poomaihealani, Edward Z. Safady, Sharon L. Soper, Thomas J. Trzanowski and William M. Weisfield and (ii) the following officers of the Company: Paul J. Casey (Chief Executive Officer), Robert W. Zoller, Jr. (President and Chief Operating Officer), John B. Happ (Senior Vice President - Marketing and Sales), Edward W. Pinion (Vice President
- Purchasing and Logistics), Christine R. Deister (Executive Vice President and Chief Financial Officer) and Lyn F. Anzai (General Counsel).

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                                                                               3

As of April 13, 2001, each of Airline Investors Partnership, L.P. ("AIP") and John W. Adams may be deemed to beneficially own 18,262,643 shares of the Company's common stock. The remaining directors and officers of the Company beneficially own in the aggregate less than 1% of the common stock of the Company.

AIP, AIP General Partner, Inc. ("AIP-GP") and John W. Adams exercise sole voting and dispositive power with respect to 18,181,818 shares of Common Stock. Mr. Adams is the sole shareholder of AIP-GP and AIP-GP is the general partner of AIP.

In connection with the Merger, each of AIP-GP and the sole limited partner of AIP ("AIP-LP"), together with Holdco and TurnWorks, have entered into an Agreement and Plan of Merger, dated as of December 19, 2001, (the "AIP MERGER AGREEMENT"), pursuant to which AIP-GP and AIP-LP will merge into Holdco (the "AIP MERGER"), with Holdco as the surviving entity. AIP LLC, which will hold the shares of capital stock of AIP-GP and AIP-LP, will receive 18,181,818 shares of Holdco Common Stock, Notes with an aggregate principal amount of $36,363,636, and $10,000,000 in cash in the AIP Merger. In addition, upon consummation of the Merger, pursuant to an Advisory Services Agreement, dated as of December 19, 2001, by and among the Company, Smith Management LLC (of which John W. Adams is an executive officer) and John W. Adams (in his capacity as an executive officer of Smith Management LLC), Smith Management LLC and John W. Adams will receive, for advisory services rendered in the past and in connection with this transaction, a fee of $5,000,000 in cash, 1,000,000 shares of Holdco Common Stock and $2,000,000 principal amount of Notes.

Set forth below is the full text of the Press Release:

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                [LETTERHEAD OF THE COMPANY, ALOHA AND TURNWORKS]



NEWS RELEASE



FOR IMMEDIATE RELEASE

Wednesday, December 19, 2001

                                                                        Contact:
                                  Stu Glauberman, Aloha Airgroup, (808) 539-5947
                                 Keoni Wagner, Hawaiian Airlines, (808) 833-6778
                                     Owen Blicksilver, TurnWorks, (516) 742-5950
                          Alison Russell, Communications-Pacific, (808) 543-3542


                            ALOHA, HAWAIIAN TO MERGE

         AIRLINE INDUSTRY LEADER GREG BRENNEMAN TO HEAD COMBINED COMPANY


HONOLULU - In a move designed to ensure the continued viability of Hawaii's interisland air service in a changing marketplace, Aloha Airgroup, Inc. and

Hawaiian Airlines, Inc. (AMEX/PCX "HA") today agreed to merge Hawaii's two air carriers under a new holding company, Aloha Holdings, Inc.



The new company will be headed by Greg Brenneman, the former president and chief operating officer of Continental Airlines, who for six years helped lead that carrier's spectacular turnaround. Brenneman will serve as chairman and chief executive officer of Aloha Holdings, Inc., which will be a public company traded as Hawaiian Airlines

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Aloha, Hawaiian to Merge
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under the ticker symbol HA on the American Stock Exchange (AMEX) and the Pacific

Stock Exchange (PCX).



The combined carrier is committing to hold unrestricted interisland fares for two years, and for an additional three years to link increases in those fares to inflation and other adjustments that affect all airlines, such as increased insurance and security rates due to September 11. Beyond this, the carrier will work with the State Attorney General to ensure fair prices for all consumers,

including those who currently can arrange their travel at lower fares.



Both Aloha and Hawaiian have been adversely impacted by the global economic slowdown and the dramatic reduction in Hawaii visitors since the tragic events of September 11. These and other financial factors, such as the continuing trend toward more direct flights from the mainland U.S. to Hawaii's Neighbor Islands,

have made it uneconomical to maintain dual interisland operations.



"This merger is the best thing these two great airlines could do for the people and economy of Hawaii," said Brenneman. "This state is dependent, like no other place in our country, on frequent, affordable, reliable local air service. The merger will create a flagship carrier for Hawaii that will not only allow the continuation of interisland service that Hawaii depends on, but will also provide the financial muscle and staying power

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Aloha, Hawaiian to Merge
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needed to allow us to bring more visitors to Hawaii by growing in new markets,

on the Mainland and in the Pacific.



Since leaving Continental in May 2001, Brenneman has served as chairman and CEO of TurnWorks, Inc., a Texas-based company he founded in 1994, shortly before moving to Continental. TurnWorks invests in and works with firms needing executive turnaround leadership, management expertise and financial re-engineering. During Brenneman's six years as Continental's president and chief operating officer, he worked with management and employees as they developed and implemented a plan which resulted in a dramatic turnaround.

Continental moved to the top of the industry in most major airline performance indicators, resulting in a dramatic improvement in shareholder value, reversing

16 years of losses. The company was recognized for outstanding service,

including winning the J.D. Power, FREQUENT FLYER MAGAZINE Award five out of six years for the best customer service of any U.S. air carrier. Continental climbed as high as Number 18 in FORTUNE (MAGAZINE'S) "100 Best Places to Work in

America" before Brenneman's departure.



"I look forward to working closely with all the employees of the new airline as we focus on the basics of providing a great product delivered by people who like coming to work," said Brenneman.

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Aloha, Hawaiian to Merge
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The merger is expected to strengthen the company by generating savings of approximately $90 million from the consolidation of operations, elimination of excess aircraft and the coordination of flight schedules, ticket distribution and other functions. The company hopes to minimize the number of employees displaced as a result of the merger and, once profitability is reached, quickly grow so that everyone can come back to work. Brenneman plans to closely involve the unions and employees in making the integration of the two companies a success.



The new airline is expected to have annual revenues of approximately $1 billion,

ranking it 10th largest among U.S. carriers, with solid prospects for growth.



The combined company will continue to operate the interisland, Mainland, and

Pacific routes currently served by Aloha and Hawaiian, including the operations of Aloha's sister carrier, Island Air, linking Hawaii's primary and secondary airports. The new company also will continue to provide dedicated interisland freight/cargo service.



Aloha and Hawaiian's airline alliance partners will be able to keep their current contracts until they expire. Brenneman said the aim is to work with these partners to develop new agreements as well as to work closely with any airline that wishes to connect its passengers between the Islands.

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Aloha, Hawaiian to Merge
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Under terms of the merger agreement, current Hawaiian Airlines' shareholders will receive approximately 52 percent of the combined company and a six-year,

8-percent note with a face value of $2 per share. Of the 52 percent, Airline

Investors Partnership (AIP), Hawaiian's current majority owner, will receive approximately 28 percent and Hawaiian's public shareholders will receive approximately 24 percent. Aloha Airgroup shareholders will receive approximately

28 percent of the combined company, and TurnWorks will receive approximately 20 percent. Additional details regarding the transaction are described in the Annex attached hereto.



An 11-member board of directors will govern Aloha Holdings, Inc. Three members will represent major employee labor units. In addition to Chairman and CEO

Brenneman, Han "Sonny" Ching will serve as vice chairman. Ching has been chairman of the board of Aloha Airgroup since 1993.



Ching said, "We see this new venture as the evolution of what Aloha began more than 55 years ago--an airline especially dedicated to the people of Hawaii. We are fortunate to have a highly respected airline executive like Greg Brenneman to help us carry on this tradition."

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Aloha, Hawaiian to Merge
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John Adams, chairman of the board of Hawaiian Airlines, said, "Combining these two companies is something that makes sense now. The events of September 11, the distressed economic climate, and the interest expressed by TurnWorks were the catalysts for taking this step. The merger will create both immediate and long-term benefits for the flying public, Hawaii residents, and the Hawaii economy, as well as for our shareholders."



The closing is subject to certain federal and state antitrust and other regulatory approvals, which are expected to be obtained in the first half of

2002. Aloha Airgroup's President and CEO Glenn Zander and Hawaiian Airlines'

Vice Chairman and CEO Paul Casey plan to retire from their companies when the transaction closes.



Zander said: "The completion of this merger will fulfill my mission at Aloha,

which is to provide a financially stable air carrier that serves the needs of

Hawaii and has the strength to expand into new markets. Stability, strength and growth will enable Hawaii's airline to bring increased economic benefits to the state for many years to come."

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Aloha, Hawaiian to Merge
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Aloha Airlines was founded in 1946 as Trans-Pacific Airlines and is today the largest provider of interisland air transportation services in Hawaii, including passenger, air cargo and contract services. In addition, Aloha offers daily trans-Pacific scheduled air service between Hawaii and Oakland and Orange County in California, as well as Las Vegas, Nevada. Aloha's sister carrier, Island Air,

operates scheduled air service to Hawaii's smaller airports.



Founded in 1929 as Inter-Island Airways, Hawaiian Airlines is the first and largest Hawaii-based airline. From Honolulu, Hawaiian provides scheduled and charter air transportation of passengers, cargo and mail among the islands of

Hawaii and between Hawaii and seven Western U.S. gateway cities and two destinations in the South Pacific. The nation's 12th-largest carrier, it is also the second-largest provider of trans-Pacific air service between the U.S.

mainland and Hawaii.



TurnWorks, Inc., a Texas-based private equity investment firm founded in 1994,

focuses on corporate turnarounds and provides services such as management expertise, financial re-engineering, executive search and growth capital.



Mercer Management Consulting provided strategic consulting services in support of the merger.

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Aloha, Hawaiian to Merge
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Additional information on Aloha Airgroup and Hawaiian Airlines is available at

WWW.ALOHAAIRLINES.COM and WWW.HAWAIIANAIR.COM. In addition, an investors'

presentation is available at WWW.HAWAIIANAIR.COM. Updated information on the merger will be posted on both sites as it becomes available.



         CAUTIONARY STATEMENT

         THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACT, INCLUDING STATEMENTS ABOUT THE BELIEFS AND EXPECTATIONS OF ALOHA AIRGROUP, INC. ("ALOHA"), HAWAIIAN AIRLINES, INC. ("HAWAIIAN"), TURNWORKS ACQUISITION III, INC. (TO BE RENAMED AT CLOSING ALOHA HOLDINGS, INC. ("ALOHA HOLDINGS")) AND TURNWORKS, INC. ("TURNWORKS") CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE BASED ON CURRENT PLANS, ESTIMATES AND PROJECTIONS, AND THEREFORE UNDUE RELIANCE SHOULD NOT BE PLACED ON THEM. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE, AND NONE OF ALOHA, HAWAIIAN AND TURNWORKS UNDERTAKES ANY OBLIGATION TO UPDATE PUBLICLY ANY OF THEM IN LIGHT OF NEW INFORMATION OR FUTURE EVENTS.

         FORWARD-LOOKING STATEMENTS INVOLVE INHERENT RISKS AND UNCERTAINTIES. ALOHA, HAWAIIAN AND TURNWORKS CAUTION THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DESCRIBED IN PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY HAWAIIAN AND THE SUBSTANTIAL RISKS AND COSTS ASSOCIATED WITH THE COMPLETION AND INTEGRATION OF THE PROPOSED BUSINESS COMBINATION AND THE REALIZATION OF ANTICIPATED SYNERGIES. INVESTORS SHOULD EVALUATE ANY STATEMENTS IN LIGHT OF THESE IMPORTANT FACTORS.

Aloha Holdings and Hawaiian will be filing a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors and securityholders will be able to obtain the document free of charge at the SEC's Web site (WWW.SEC.GOV), or at the SEC's public reference room located at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information

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Aloha, Hawaiian to Merge
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about the public reference room. In addition, documents filed with the SEC by
Hawaiian may be obtained free of charge by contacting Hawaiian Airlines, Inc.,
Attn: Investor Relations (tel: 808-835-3700). INVESTORS AND SECURITYHOLDERS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION. Hawaiian and certain other persons referred to below may be deemed to be participants in the solicitation of proxies of Hawaiian's stockholders to approve and adopt the merger agreement for the proposed transaction. The participants in this solicitation may include the directors and executive officers of Hawaiian, who may have an interest in the transaction as a result of beneficially holding shares or options of Hawaiian. A detailed list of the names and interests of Hawaiian's directors and executive officers, and of their beneficial ownership interests in Hawaiian, is contained in Hawaiian's proxy statement for its 2001 Annual Meeting, which may be obtained without charge at the SEC's Web site (WWW.SEC.GOV).

                                    # # # # #


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Aloha, Hawaiian to Merge
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ANNEX

The transaction includes the following terms:

o The shares of Hawaiian common stock will convert, based on a fixed exchange ratio, into a number of shares that are expected to represent, in the aggregate, approximately 52% of the shares of the combined company.

o Each share of Hawaiian common stock will convert, not only into equity of the combined company, but also into a six-year, 8% note with a face value of $2.00.

o Airline Investors Partnership (AIP), the majority stockholder of Hawaiian, will hold approximately 28% of the combined company as a result of the conversion of its shares in the merger.

o AIP will also receive an additional $10 million in cash as merger consideration for its controlling equity interest in Hawaiian.

o Shares of Aloha will convert, based on a fixed exchange ratio, into a number of shares that are expected to represent approximately 28% of the combined company.

o TurnWorks will hold approximately 20% of the equity of the combined company upon completion of the transaction.

o The completion of the transaction is subject to several conditions, including approvals by stockholders' meetings of both Aloha and Hawaiian, third-party consents and requisite regulatory approvals, filings, notifications and clearances with respect to aviation and antitrust regulatory authorities.

o AIP, as holder of approximately 53% of the common stock of Hawaiian, has agreed to vote for the transaction at the stockholders' meeting of Hawaiian.

o Stockholders holding at least 80% of the voting power of Aloha have also agreed to vote for the transaction at the stockholders' meeting of Aloha.